UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21964 (Commission File Number)	51-0347683 (IRS Employer Identification No.)

880 Steel Drive, Valley City, Ohio 44280

(Address of Principal Executive Offices)  (Zip Code)

(330) 558-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SHLO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to action taken by the Board of Directors (the “Board”) of Shiloh Industries, Inc., a Delaware corporation (the “Company”), on June 21, 2019, the Company appointed Scot Bowie as Vice President, Corporate Controller and principal accounting officer of the Company. Mr. Bowie’s appointment and employment with the Company will become effective on June 24, 2019. Immediately prior to the effectiveness of Mr. Bowie’s appointment and employment, on June 24, 2019, the current Vice President, Corporate Controller and principal accounting officer of the Company, Gary DeThomas resigned from those positions to relocate with his family and will remain as a non-executive employee of the Company for a transition period.

Mr. Bowie, 46, was employed as Vice President, Corporate Controller and Principal Accounting Officer of Superior Industries International Inc. from August 2015 to November 2018. Mr. Bowie previously served as Corporate Controller of Black Diamond, Inc. from July 2014 until June 2015. Prior to that, Mr. Bowie served as Chief Accounting Officer of Affinia Group Holdings, Inc. (“Affinia”) from December 2011 until May 2014. He also previously served as Corporate Controller of External Reporting of Affinia from January 2008 until December 2011. Mr. Bowie has a bachelor’s degree in Accounting from Brigham Young University. In addition, Mr. Bowie is a certified public accountant.

There was no understanding or arrangement between Mr. Bowie and any other person pursuant to which Mr. Bowie was selected as an officer. There are no family relationships between Mr. Bowie and any member of the Board or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Bowie will receive (i) an annual base salary of $240,000 (the “Base Salary”), (ii) a $15,000 signing bonus paid to Mr. Bowie within 30 days of the start of his employment with the Company, subject to repayment in certain circumstances, (iii) pursuant to the terms and conditions of the Company’s Management Incentive Plan, an annual bonus opportunity of not less than 40% of the Base Salary, and (iv) an annual opportunity to receive a grant of restricted common stock and a cash incentive award pursuant to the Company’s 2019 Equity and Incentive Compensation Plan, collectively equal to 40% or more of the Base Salary, which award will vest based on the Company's achievement of long-term goals over three years. Mr. Bowie will also receive other perquisites, such as an automobile allowance, paid vacation and certain other benefits made available to other senior executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

By:	/s/ Ramzi Hermiz
Name: Ramzi Hermiz
Title: Chief Executive Officer

Date: June 24, 2019